Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Dollar Amounts are Presented in Thousands)

On March 9, 2015, Forward Air Corporation ("Forward Air" or the "Company") through its wholly-owned subsidiary, Forward Air, Inc., acquired CLP Towne Inc. (“Towne”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) resulting in Towne becoming an indirect, wholly-owned subsidiary of the Company. For the acquisition of Towne, the Company paid $120,994 in cash consideration and approximately $774 in purchase price that may be payable to certain employees. Approximately $59,029 of the cash consideration was used to settle Towne's previously existing debt. Of the total aggregate cash consideration paid, $16,500 was placed into an escrow account, with $2,000 of such amount being available to settle any shortfall in Towne’s net working capital and with $14,500 of such amount being available for a period of time to settle certain possible claims against Towne’s common stockholders for indemnification. To the extent the escrow fund is insufficient, certain equity holders have agreed to indemnify Forward Air, subject to certain limitations set forth in the Merger Agreement, as a result of inaccuracies in or breaches of certain of Towne’s representations, warranties, covenants and agreements and other matters. Forward Air financed the Merger Agreement with a $125,000 two year term loan.

The following unaudited pro forma condensed combined financial statements and related notes combine the historical consolidated balance sheets and statements of operations of Forward Air and the combined balance sheet and statements of operations of Towne. Forward Air and Towne both have a fiscal year end as of December 31.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 give effect to the acquisition of Towne as if the acquisition had occurred on January 1, 2013. The unaudited pro forma condensed combined balance sheet assumes that the acquisition of Towne was completed on September 30, 2014. The unaudited pro forma condensed combined balance sheet and condensed combined statement of operations of Forward Air as of and for the nine months ended September 30, 2014 were derived from its unaudited condensed consolidated financial statements as of September 30, 2014 (as filed on Form 10-Q with the SEC on October 24, 2014 ). The unaudited pro forma condensed combined statement of operations of Forward Air for the twelve months ended December 31, 2013 was derived from the audited consolidated financial statements of Forward Air for the year ended December 31, 2013 (as filed on Form 10-K with the SEC on February 19, 2014). The unaudited pro forma condensed combined statement of operations of Towne as of and for the nine months ended September 30, 2014 were derived from its unaudited combined financial statements as of and for the nine months ended September 30, 2014. The unaudited pro forma condensed combined statement of operations of Towne for the year ended December 31, 2013 were derived from the audited combined financial statements of Towne for the year ended December 31, 2013.

The historical consolidated financial information of Forward Air and combined financial information of Towne have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisiton of Towne, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

Forward Air Corporation
Unaudited Pro Forma Combined Consolidated Balance Sheet
As of September 30, 2014
(In thousands)

	Forward Air	Towne	Adjustments 2(a)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$24,573	$8	$4,029	(1)	$28,610
Accounts receivable, net	100,016	30,775	—		130,791
Other current assets	14,057	5,962	—		20,019
Total current assets	138,646	36,745	4,029		179,420

Net property and equipment	176,496	7,066	(4,270)	(2)	179,292
Goodwill and other acquired intangibles:
Goodwill	140,678	—	56,253	(3)	196,931
Other acquired intangibles, net of accumulated amortization	71,778	15,919	54,081	(4)	141,778
Total net goodwill and other acquired intangibles	212,456	15,919	110,334		338,709
Other assets	2,347	984	—		3,331
Total assets	$529,945	$60,714	$110,093		$700,752

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$21,395	$17,862	$—		$39,257
Accrued expenses	23,356	13,931	6,478	(5)	43,765
Current portion of debt and capital lease obligations	280	3,228	53,064	(6)	56,572
Total current liabilities	45,031	35,021	59,542		139,594
					$—
Debt and capital lease obligations, less current portion	1,346	55,023	14,421	(6)	70,790
Other long-term liabilities	8,148	—	3,799	(7)	11,947
Deferred income taxes	28,838	6,509	5,792	(4),(8)	41,139

Shareholders’ equity:
Common stock	302	5	(5)	(9)	302
Preferred stock	—	4,000	(4,000)	(9)	—
Additional paid-in capital	126,516	76,493	(76,493)	(9)	126,516
Retained earnings	319,764	(116,337)	107,037	(5),(9)	310,464
Total shareholders’ equity	446,582	(35,839)	26,539		437,282
Total liabilities and shareholders’ equity	$529,945	$60,714	$110,093		$700,752

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial statements.

Forward Air Corporation
Unaudited Pro Forma Combined Consolidated Statement of Comprehensive Income
For the Nine Months Ended September 30, 2014
(In thousands, except per share data)

	Forward Air	Towne	Adjustments 3(a)		Pro Forma Combined
Operating revenue	$566,897	$193,646	$(22,112)	(1)	$738,431

Operating expenses:
Purchased transportation	242,259	107,500	(22,112)	(1)	327,647
Salaries, wages and employee benefits	131,464	43,489			174,953
Operating leases	25,019	15,457			40,476
Depreciation and amortization	22,879	5,915	(1,490)	(2)	27,304
Insurance and claims	10,978	4,523			15,501
Fuel expense	14,990	3,813			18,803
Other operating expenses	48,537	21,230	(225)	(3)	69,542
Total operating expenses	496,126	201,927	(23,827)		674,226
Income from operations	70,771	(8,281)	1,715		64,205

Other income (expense):
Interest expense	(355)	(3,656)	2,382	(4)	(1,629)
Other, net	144	—			144
Total other income (expense)	(211)	(3,656)	2,382	(4)	(1,485)
Income before income taxes	70,560	(11,937)	4,097		62,720
Income taxes	26,437	—	(2,603)	(5)	23,834
Net income and comprehensive income	$44,123	$(11,937)	$6,700		$38,886

Net income per share:
Basic	$1.44	$(0.39)	$0.22		$1.27
Diluted	$1.41	$(0.38)	$0.21		$1.24
Weighted average shares outstanding:
Basic	30,710	30,710	30,710		30,710
Diluted	31,234	31,234	31,234		31,234

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial statements.

Forward Air Corporation
Unaudited Pro Forma Combined Consolidated Statement of Comprehensive Income
For the Year Ended December 31, 2013
(In thousands, except per share data)

	Forward Air	Towne	Adjustments 3(a)		Pro Forma Combined
Operating revenue	$652,481	$264,727	$(29,109)	(1)	$888,099

Operating expenses:
Purchased transportation	285,690	146,868	(29,109)	(1)	403,449
Salaries, wages and employee benefits	151,097	61,433			212,530
Operating leases	29,310	21,971			51,281
Depreciation and amortization	23,579	9,605	(3,832)	(2)	29,352
Insurance and claims	12,619	9,307			21,926
Fuel expense	15,145	6,105			21,250
Other operating expenses	50,686	37,842	(300)	(3)	88,228
Total operating expenses	568,126	293,131	(33,241)		828,016
Income from operations	84,355	(28,404)	4,132		60,083

Other income (expense):
Interest expense	(532)	(5,056)	3,361	(4)	(2,227)
Other, net	99	—			99
Total other expense	(433)	(5,056)	3,361	(4)	(2,128)
Income before income taxes	83,922	(33,460)	7,493		57,955
Income taxes	29,455	(219)	(7,213)	(5)	22,023
Net income	$54,467	$(33,241)	$14,706		$35,932

Net income per share:
Basic	$1.81	$(1.10)	$0.49		$1.19
Diluted	$1.77	$(1.08)	$0.48		$1.17
Weighted average shares outstanding:
Basic	30,135	30,135	30,135		30,135
Diluted	30,762	30,762	30,762		30,762

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Data
(Dollar Amounts are Presented in Thousands)
1. Towne Purchase Price

The purchase price for Towne of $121,768 and the allocation of purchase price discussed below are preliminary, and subject to certain post-closing adjustments. A final determination of required adjustments will be made based upon an independent appraisal of the fair value of related long-lived intangible assets and the determination of the fair value of certain other acquired assets and assumed liabilities. The preliminary purchase price of $121,768 was paid with net cash provided by a $125,000 two year term loan.

The following tables summarize the purchase price allocation adjustments of the assets acquired and liabilities assumed as if the acquisition date was September 30, 2014. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Final adjustments, including increases or decreases to amortization resulting from the allocation of the purchase price to amortizable intangible assets, may be material. Adjustments to the fair value of intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the acquisition of Towne, and the adjustment to goodwill may be material. For illustrative purposes, the preliminary allocation of the purchase price to the fair value of Towne’s assets acquired and liabilities assumed assuming the acquisition date was September 30, 2014 is presented as follows:

Estimated Allocation of Purchase Price as of September 30, 2014
Tangible assets:
Accounts receivable	$30,775
Prepaid expenses and other current assets	5,962
Property and equipment	2,796
Other assets	984
Total tangible assets	40,517
Intangible assets:
Customer relationships	70,000
Goodwill	56,253
Total intangible assets	126,253
Total assets acquired	166,770

Liabilities assumed:
Current liabilities	31,793
Other liabilities	3,822
Debt and capital lease obligations	58,251
Deferred income taxes	12,301
Total liabilities assumed	106,167
Net assets acquired	$60,603

The following table shows the calculation of net assets acquired:

Calculation of Net Assets
Carrying value of Towne net liabilities	$(35,839)
Less: Historic cash and cash equivalents	(8)
Less: Fair value adjustment to property and equipment	(4,270)
Plus: Fair value of customer relationships asset	70,000
Less: Historic identifiable intangible assets	(15,919)
Plus: Valuation on deferred tax assets	21,508
Less: Deferred tax liability on acquired customer relationship asset	(27,300)
Less: Fair value of long term liabilities	(3,822)
Plus: Fair value of goodwill	56,253
Carrying value of Towne net assets acquired	$60,603

2. Description of Towne Conforming and Pro Forma Adjustments, as presented on the September 30, 2014 Balance Sheet

(a)    Represents purchase price adjustments for the acquisition of Towne as follows:

(1)	Represents an adjustment for the total transaction price of $121,768 less $774 in amounts that may be owed to certain employees. See footnote 6 for information on related debt borrowings.

(2)	The adjustment of $4,270 is the result of the preliminary valuation of property and equipment acquired with Towne.

(3)
Records the preliminary fair value of goodwill resulting from the pro forma allocation of the purchase price assuming an acquisition date of September 30, 2014. Goodwill resulting from the acquisition is not amortized, and will be assessed for impairment at least annually in accordance with applicable accounting guidance on goodwill. The goodwill as a result of this acquisition is not deductible for tax purposes.

(4)
Represents a $70,000 preliminary allocation of purchase price to non-contractual customer relationships. This adjustment to identifiable intangible assets was recorded net of historical net identifiable intangible assets of $15,919. A estimated deferred tax liability of $27,300 was recorded due to the preliminary allocation of the purchase price to identifiable intangible assets.

(5)
Represents adjustments to account for transaction costs of approximately $9,300 related to the Towne acquisition, net of tax. The transaction fees are net of the elimination in purchase price accounting of $2,399 for Towne's historical deferred rent liability, $166 for management fees payable to Towne's former owners and $257 in deferred gains associated with previous sale-leaseback transactions.

(6)
The pro forma balance sheet reflects the borrowing of a $125,000 through a two year term loan. Approximately 11% of the outstanding term loan balance is due each quarter after borrowing. As a result, $55,556 of the outstanding term loan is classified as current maturities in the September 30, 2014 pro forma balance sheet. This adjustment has been recorded net of $57,515 in Towne related debt that was immediately settled following the acquisition. Approximately $2,492 of the settled debt was classified in current maturities as of September 30, 2014.

(7)
Represents an adjustment to record the $774 of purchase price that may be payable to certain employees, see note 1 for additional discussion. Also, includes an adjustment to record a $3,025 liability for needed facility repairs to leased Towne facilities assumed with the acquisition that are required under the facility lease agreements.

(8)
In addition to the deferred tax liability discussed in note 4 above, this includes an adjustment to release the Towne valuation allowance of $21,508. The valuation allowance was released due to the expected profitability of the combined entity being sufficient to allow for utilization of the deferred tax assets, which are primarily net operating losses.

(9)	Represents adjustments to eliminate Towne's historical common stock, preferred stock, additional paid-in capital and accumulated deficit.

3. Description of Towne Conforming and Pro Forma Adjustments, as presented in the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2014 and the year ended December 31, 2013

(a)	Represents conforming reclassification adjustments and purchase price adjustments for the acquisition of Towne as follows:

(1)
To reclassify net fuel surcharge expenses paid to owner-operators and third party transportation providers of $22,112 for the nine months ended September 30, 2014 and $29,109 for the year ended December 31, 2013, respectively, in order to net the fuel surcharge expense with the associated fuel surcharge revenue in accordance with Forward Air presentation. Forward Air nets the fuel surcharges billed to customers and paid to owner-operators and third party transportation providers as the Company is not the primary obligor with regards to the fuel surcharges.

(2)
To record pro forma depreciation and and amortization expense for the nine months ended September 30, 2014 and the year ended December 31, 2013 on the portion of the purchase price allocated to intangible assets and property and equipment.

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Towne historical amortization of intangible assets	$(3,373)	$(5,641)
Towne amortization of deferred loan costs	(186)	(341)
Amortization of acquired customer relationships	2,625	3,500
Savings on valuation of property and equipment	(556)	(1,350)
Pro forma adjustment	$(1,490)	$(3,832)

(3)	Adjustments to remove $225 from the nine months ended September 30, 2014 and $300 from the year ended December 31, 2013 of management fees charged by the former owners.

(4)
The acquisition of Towne was funded by a $125,000 two year term loan and all previously existing Towne debt, except capital leases, were paid off simultaneously with the closing of the acquisition. This pro forma adjustment eliminates the interest associated with the settled Towne debt and records interest expense based on the $125,000 term loan at a rate of 1.3%. The interest rate reflects the variable rate on the term loan at the time of acquisition and is consistent with the rate available on our credit facility during the pro forma periods.

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Towne interest expense	3,601	4,986
Pro forma interest on term loan	(1,219)	(1,625)
Pro forma adjustment	$2,382	$3,361

(5)	Adjustments to the nine months ended September 30, 2014 and year ended December 31, 2013 to record income tax expense at an estimated statutory rate of 38%.